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                                                                    Exhibit 10.6

                                 Litchfield, IL
                      Cable Television Franchise Ordinance

An Ordinance Setting Forth Regulations, Terms and Conditions Under Which Cable Television Systems Shall Operate in Litchfield, IL and Granting to Enstar Income Program II-1 a Franchise to Construct, Operate and Maintain a Cable Television System Within the City.
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                               TABLE OF CONTENTS

TITLE AND PURPOSES OF ORDINANCE .....................................................................................   1
DEFINITIONS .........................................................................................................   1
FRANCHISE TO OPERATE REQUIRED .......................................................................................   3
GRANT OF FRANCHISE ..................................................................................................   3
FRANCHISE FEES ......................................................................................................   3
SUBSCRIBER RATES ....................................................................................................   4
CUSTOMER SERVICE AND CONSUMER PROTECTION ............................................................................   5
INFORMATION PROVIDED BY GRANTEE TO SUBSCRIBERS.......................................................................   6
TECHNICAL STANDARDS..................................................................................................   7
EXTENSION OF CABLE SERVICE...........................................................................................   7
FREE BASIC CABLE SERVICE TO PUBLIC BUILDINGS.........................................................................   9
SYSTEM IMPROVEMENTS..................................................................................................   9
INSURANCE............................................................................................................  10
INDEMNIFICATION......................................................................................................  10
FRANCHISE VIOLATIONS: PROCEDURES, NOTICE, AND CURE...................................................................  11
FRANCHISE TERMINATION AND CONTINUITY OF SERVICE......................................................................  12
FORCE MAJEUR.........................................................................................................  12
GRANT OF ADDITIONAL FRANCHISE AND COMPETING SERVICE PROVIDERS .......................................................  13
TRANSFER OR ASSIGNMENT OF FRANCHISE .................................................................................  14
COMPLIANCE WITH STATE AND FEDERAL LAW................................................................................  15
NOTICE TO THE GRANTEE................................................................................................  15
STREET OCCUPANCY ....................................................................................................  15
ACCESS TO PUBLIC AND PRIVATE PROPERTY................................................................................  16
NONDISCRIMINATION IN EMPLOYMENT......................................................................................  16
GRANTEE MAY ISSUE RULES .............................................................................................  17
SEVERABILITY OF ORDINANCE PROVISIONS.................................................................................  17
EFFECTIVE DATE ......................................................................................................  17

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  AN ORDINANCE SETTING FORTH THE REGULATIONS, TERMS AND CONDITIONS UNDER WHICH
    CABLE TELEVISION SYSTEMS SHALL OPERATE IN LITCHFIELD, IL AND GRANTING A
     FRANCHISE TO ENSTAR INCOME PROGRAM II-1, ITS SUCCESSORS AND ASSIGNS TO CONSTRUCT, OPERATE AND MAINTAIN A CABLE TELEVISION SYSTEM IN THE CITY

BE IT ORDAINED BY THE CITY COUNCIL OF LITCHFIELD, IL AS FOLLOWS:

1        TITLE AND PURPOSES OF ORDINANCE

This Ordinance shall be known as the Litchfield Cable Television Franchise Ordinance. The purposes of this Ordinance are: a) to establish the terms and conditions under which a cable television system must operate within Litchfield, IL (which may hereafter be referred to as "City", "Franchising Authority", or "Grantor"); b) to provide for the payment of a franchise fee to the City for costs associated with administering and regulating the system; and c) to grant a cable television franchise to Enstar Income Program II-1 (hereafter referred to as Enstar" or "Grantee").

2        DEFINITIONS

For the purposes of this Ordinance the following terms, phrases, words and their derivations shall have the meaning defined herein, unless the context clearly indicates that another meaning is intended. Words used in the present tense include the future, words in the plural number include the singular number, and words in the singular number include the plural number.

         2.1 "Cable Act" means The Cable Communications Policy Act of 1984 as modified by The Cable Television Consumer Protection and Competition Act of 1992, and the Telecommunications Act of 1996.

         2.2 "Cable Television System" means any non-broadcast facility consisting of a set of transmission paths and associated signal reception, transmission and control equipment, that is designed to distribute to subscribers or other users audio, video and other forms of communications services via electronic or electrical signals.

         2.3 "Channel" is a band of frequencies in the electromagnetic spectrum, capable of carrying one audio-visual television signal.

         2.4 "City" means Litchfield, IL in its present form or in any later reorganized, consolidated, enlarged or reincorporated form, which is legally authorized to grant a cable television franchise under state and federal law. The City may also be referred to as "Franchising Authority" or "Grantor".

Litchfield, IL Cable TV Franchise Ordinance
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         2.5     "Enstar" means Enstar Income Program II-1, which may also be referred to as "Grantee".

         2.6     "FCC" means the Federal Communications Commission.

         2.7 "Franchise" means the rights granted pursuant to this Ordinance to construct, own and operate a cable television system along the public ways in the City, or within specified areas in the City.

         2.9 "Franchise Area" means that portion of the City for which a franchise is granted under the authority of this Ordinance. If not otherwise stated in an exhibit to this Ordinance, the Franchise Area shall be the legal and geographic limits of the City, including all territory which may be hereafter annexed to the City.

         2.9 "Franchising Authority" means Litchfield, IL, its City Council acting as the City's duly elected governing body, its lawful successor or such other person or body duly authorized by the City to grant a cable television franchise.

         2.10 "Grantee" means a person or business entity, or its lawful successor or Assignee, which has been granted a franchise by the City pursuant to this Ordinance.

         2.11 "Gross Subscriber Receipts" as the term is used in calculating franchise fees means revenues actually received by the Grantee from television and other services (other services include, but are not limited to, monthly fees charged Subscribers for Basic Service; monthly fees charged Subscribers for any tier of Cable Service other than Basic Service; Installation, disconnection and re-connection fees; leased Channel fees; Converter rentals; advertising revenues; revenues from home shopping Channels) arising from and attributable to the operation of a cable system in Litchfield after deducting the following: a) any fees or assessments levied on subscribers or users of the system which are collected by the Grantee for payment to a governmental entity; b) franchise fees paid by the Grantee to the City; c) state or local sales or property taxes imposed on the Grantee and paid to a governmental entity; and d) federal copyright fees paid by the Grantee to the Copyright Tribunal in Washington, DC.

         2.12 "Normal Business Hours" means those hours during which most similar businesses in the community are open to serve customers.

         2.13 'Normal Operating Conditions" means those service conditions which are within the control of the Grantee. Those conditions which are not within the control of the Grantee include, but are not limited to, natural disasters, civil disturbances, power outages, telephone network outages, and severe or unusual weather conditions. Those conditions which are ordinarily within the control of the Grantee include, but are not limited to, special promotions, pay-per-view events rate increases, regular peak or seasonal demand periods, and maintenance or upgrade of the cable system.

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         2.14     "Public Way" or "Right-of-Way" means the surface, the air
         space above the surface and the area below the surface of any public street, highway, lane, path, alley, sidewalk, boulevard, drive, bridge, tunnel, park, parkways, waterways, or other public right-of-way including public utility easements or rights-of-way and any temporary or permanent fixtures or improvements located thereon now or hereafter held by the City which shall entitle the City and the Grantee to the use thereof for the purpose of installing and maintaining the Grantee's cable television system.

         2.15     "School" means any public elementary or secondary school.

         2.16 "Service Interruption" means the loss of picture or sound on one or more cable channels.

         2.17 "Subscriber" means any person who receives monthly cable television service provided by the Grantee's cable television system.

3        FRANCHISE TO OPERATE REQUIRED

It shall be unlawful to operate a cable television system within the City unless a valid franchise has first been obtained from the City pursuant to the terms of this Ordinance. A franchise granted pursuant to this Ordinance shall authorize the Grantee to provide cable television services within the City and to charge subscribers for such services. It shall also authorize and permit the Grantee to traverse any portion of the City in order to provide service outside the City. Unless otherwise specified, the Franchise Area shall be the legal boundaries of the City.

4        GRANT OF FRANCHISE

A non-exclusive franchise is hereby granted to Enstar Income Program II-1 (which may be referred to herein as "Enstar" or "Grantee") to operate and maintain a cable television system in the City for a period of ten (10) years commencing on the date of adoption of this ordinance. Enstar shall have the option to renew this franchise for an additional term of five (5) years, provided that it is in substantial compliance with the material terms of this ordinance at the time of its expiration.

5        FRANCHISE FEES

         5.1 The Grantee shall pay a franchise fee which is intended to compensate the City for all costs which may be associated with administering or regulating Grantee's cable system. The amount of the franchise fee shall be five (5%) percent of the Grantee's annual Gross Subscriber Receipts, as defined herein. Such fee shall be paid on a quarterly basis. Grantee shall be entitled to list the franchise fee as a separate line item on monthly bills.

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         5.2      Due to federal and local regulations requiring that Grantee notify cable subscribers at least thirty (30) days prior to the effective date of any increases in monthly charges on subscriber bills, any increased franchise fee amounts which may be due to the City shall begin accruing sixty (60) days following the effective date of this Ordinance. If the City requires more than thirty (30) days notice to subscribers of increased rates, then any increased franchise fee amounts which may be due to the City shall begin accruing sixty (60) days after the City's required notice period.

         5.3 Within 120 days from the end of the fiscal quarter Grantee shall file a report showing Grantee's Gross Subscriber Receipts for the calendar year and the amount of franchise fees due to the City. The Grantee shall have an obligation to maintain financial records of its Gross Subscriber Receipts and Grantee fee payments for audit purposes for a period of three years, and the City shall have the right to audit the Grantee's books at the offices where such books are maintained.

6        SUBSCRIBER RATES

         6.1 All charges to subscribers shall be consistent with a schedule of fees for services offered and established by the Grantee. Rates shall be nondiscriminatory in nature and uniform to persons of like classes under similar circumstances and conditions.

         6.2 The Grantee will provide the City with thirty (30) days advance written notice of any change in rates and charges whenever possible.

         6.3 Grantee may offer different or discounted rates at its discretion for promotional purposes and may establish different rates for different classes of subscribers where appropriate, such as offering discounted rates to low income individuals or groups or bulk rates to multiple unit dwellings.

         6.4 Grantee shall inform each new subscriber of all applicable fees and charges for providing cable television service.

         6.5 Grantee may, at its own discretion and in a non-discriminatory manner, waive, reduce or suspend connection fees, monthly service fees or other charges on a one time or monthly basis for promotional purposes.

         6.6 Grantee may refuse to provide service to any person because a prior account with that person remains due and owing.

         6.7 A Grantee may offer service which requires advance payment of periodic service charges.

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         6.8      The Grantee shall provide refunds to subscribers in the
         following cases:

                  6.8(a)   If the Grantee fails within a reasonable time to
                  commence service requested by a subscriber, it will refund all deposits or advance charges that the subscriber has paid in connection with the request for such service at the request of the subscriber.

                  6.8(b)   If a subscriber terminates any service at any time
                  and has a credit balance for deposits or unused services, upon request from the subscriber and upon return of all of Grantee's equipment, the Grantee will refund the appropriate credit balance to the subscriber. The subscriber will be responsible for furnishing the Grantee a proper address to which to mail the refund.

                  6.8(c)   If any subscriber's cable service is out of order for
                  more than 48 consecutive hours during the month due to technical failure, damage, or circumstances within the control of the Grantee, the Grantee will credit the account of that subscriber on a pro rata basis upon the subscriber's written request. The credit will be calculated using the number of twenty-four (24) hour periods that service is impaired and the number of channels on which service is impaired as a fraction of the total number of days in the month that the service impairment occurs and the total number of channels provided by the system in the absence of an impairment.

7        CUSTOMER SERVICE AND CONSUMER PROTECTION

         7.1      CABLE SYSTEM OFFICE HOURS AND TELEPHONE AVAILABILITY

         The Grantee will maintain a local, toll-free or collect call telephone access line which will be available to its subscribers 24 hours per day, seven days per week. Trained company representatives will be available to respond to customer telephone inquiries during normal business hours. After normal business hours, the access line may be answered by a service or an automated response system, including an answering machine. Inquiries received after normal business hours must be responded to by a trained company representative on the next business day. Customer service center and bill payment locations will be open at least during normal business hours.

         7.2      INSTALLATION, OUTAGES AND SERVICE CALLS

                  7.2(a)   Standard installations will be performed within seven
                  (7) business days after an order has been placed. "Standard" installations are those that are located up to 125 feet from the existing distribution system.

                  7.2(b)   Excluding conditions beyond the control of the
                  Grantee, the Grantee will begin working on "outages" to cable service promptly, and in no event shall the response time for calls received between 7:00 AM and 12:00 Midnight exceed four
                  (4) hours, except that the Grantee or its employees shall not be required to perform work past

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                  12:00 Midnight, it shall complete work necessary to correct the outage, the following day. The Grantee must begin actions to correct all other service problems the next business day after notification of the service problem. For the purposes of this Agreement, an outage shall be defined as the cessation of video and/or audio reception on one or more channels affecting three (3) or more subscribers who receive service from the same cable, feeder line, or node, or who receive cable service from the same cable system tap serving a multi-family dwelling.

                  7.2(c)   The "appointment window" alternatives for
                  installations, service calls, and other installation activities will be either a specific time or a four-hour time block during normal business hours. The Grantee may schedule service calls and other installation activities outside of normal business hours for the express convenience of the customer.

                  7.2(d)   If Grantee's representative is running late for an
                  appointment with a customer and will not be able to keep the appointment as scheduled, the customer will be contacted. The appointment will be rescheduled, as necessary, at a time which is convenient for the customer.

                  7.2(e)   If the Grantee's service representative appears for
                  an appointment scheduled by a customer within the time period promised and no one is present at the customer's dwelling to permit necessary physical access to the dwelling unit, then Grantee may charge the customer for the service call, up to a maximum of $25.

8        INFORMATION PROVIDED BY GRANTEE TO SUBSCRIBERS

         8.1 The Grantee shall provide written information on each of the following areas at the time of installation of service, at least annually to all subscribers, and at any time upon request: products and services offered; prices and options for programming services and conditions of subscription to programming and other services; installation and services maintenance policies; instructions on how to use the cable service; channel positions of programming carried on the system; and billing and complaint procedures, including the address and telephone number of the local franchise authority's cable office.

         8.2 Customers will be notified of any changes in rates, programming services or channel positions thirty (30) days in advance of such changes if the change is within the control of the Grantee. In addition, the Grantee shall notify subscribers thirty (30) days in advance of any significant changes in the other information required by paragraph (c)(3)(i)(A) of this section. Notwithstanding any other provision of Part 76, Grantee shall not be required to provide prior notice of any rate change that is the result of a regulatory fee, franchise fee, or any other fee, tax, assessment, or charge of any kind imposed by any Federal agency, State, or Franchising Authority on the transaction between the Grantee and the subscriber.

         8.3 Bills will be clear, concise and understandable. Bills will be itemized, with

Litchfield, IL Cable TV Franchise Ordinance
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         itemizations including basic and premium service charges and equipment charges. Bills will also clearly delineate all activity during the billing period, including optional charges, rebates and credits. In case of a billing dispute, the Grantee must respond to a written complaint from a subscriber within thirty (30) days.

         8.4 Refund checks will be issued promptly, but no later than either: the customer's next billing cycle following resolution of the request or sixty (60) days, or the return of the equipment supplied by the Grantee if service is terminated.

         8.5 Credits for services will be issued no later than the customer's next billing cycle following the determination that a credit is warranted.

9        TECHNICAL STANDARDS

         9.1 Grantee shall be responsible for insuring that the cable system is designed, installed, and operated in a manner that fully complies with Federal Communications Commission (FCC) rules regarding cable television technical standards. Grantee shall be prepared to show, on request by an authorized representative of the Commission or the Franchising Authority, that the system does, in fact, comply with the rules.

         9.2 Grantee shall conduct complete performance tests of the system at least twice each calendar year (at intervals not to exceed seven months), and shall maintain the resulting test data on file at the Grantee's local business office for at least five (5) years. The test data shall be made available for inspection by the Commission or the local franchiser, upon request. The performance test shall be directed at determining the extent to which the system complies with all the technical standards set forth in Section 76.605(a) of the Commission's rules.

10       EXTENSION OF CABLE SERVICE

         10.1 A Grantee which is not already serving the entire franchise area shall provide service to all portions of the franchise area reaching a minimum density of thirty (30) dwelling units per linear strand mile, as measured from the nearest coaxial cable line, within twelve (12) months after the grant of a franchise.

         10.2 Grantee shall provide aerial or buried drop lines to new subdivisions within the franchise area at the request of the developer provided that the developer contracts and agrees with the Grantee to pay the cost of the extension of the service.

         10.3 Grantee shall extend and make cable television service available to any resident within the franchise area who requests connection at the standard connection charge if the connection to the resident would require no more than a standard one hundred and fifty
         (150) foot aerial drop or a seventy-five (75) foot buried drop line or extension from the nearest coaxial feeder cable. With respect to requests for connection requiring an aerial or buried drop line in excess

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         of the maximum standard distance, Grantee shall extend and make available cable television service to such residents at a connection charge not to exceed its actual costs for the distance exceeding the standard one hundred and fifty (150) feet of aerial or seventy-five
         (75) feet of underground cable respectively.

         10.4 In areas with fewer than thirty (30) residential units per proposed cable bearing strand mile, Grantee shall offer a cost-sharing arrangement with residents. A dwelling unit will be counted for this purpose if its lot fronts a street. The cost-sharing arrangement shall consist of the following:

                  10.4(a)    At the request of a resident desiring service,
                  Grantee shall determine the cost of the plant extension required to provide service to the potential subscriber from the closest point on the cable system where it is technically feasible. The cost of construction shall be allocated based on the following formula:

                           10.4(a)(1)If a request for extension of service into a residential area requires the construction of cable plant which does not pass at least thirty (30) potential subscribers per proposed cable bearing strand mile, Grantee and residents who agree to subscribe to cable service will each bear their proportionate share of construction costs. For example, if there are five (5) dwelling units per proposed cable bearing strand mile, Grantee's share will equal 5/30ths or one sixth (1/6) of the construction cost. The remaining cost will be shared equally by each subscriber.

                           10.4(a)(2)Should additional residents actually subscribe to cable television service in areas where subscribers have already paid a proportionate share under the extension cost sharing formula, subscribers who have previously paid a proportionate share under the extension formula shall be reimbursed pro rata for their contribution or a proportional share thereof. In such case, the pro rata shares shall be recalculated and each new subscriber shall pay the new pro rata share, and all subscribers who previously paid a proportionate share shall receive pro rata refunds. In the event such subscribers (or prior subscribers) have been disconnected or have moved and owe the Grantee money which has not been recovered, Grantee shall have the right to first apply the refund to amounts owed the Grantee and give the balance, if any to the subscriber. At such time as there are thirty (30) potential subscribers per cable bearing strand mile, the subscribers shall receive their pro rata share of construction costs. In any event, one (1) year after the completion of a project, subscribers who have paid a share of line extension costs are no longer eligible for refunds, and the amounts paid in construction costs will be credited to the plant account of Grantee.

                           10.4(a)(3)Where the density of residential dwelling and occupied commercial or industrial structures, adverse terrain, or other factors render extension of the system and offering of cable service impractical, technically infeasible or

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Page 8
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                           would create an economic hardship, the City may, upon
                           petition of the Grantee, either waive the extension of the system into such areas, or allow the extension and offer of service on special terms or conditions which are reasonable and fair to the City , the Grantee and potential subscribers in such areas.

11       FREE BASIC CABLE SERVICE TO PUBLIC BUILDINGS

Grantee shall provide, without charge, one service outlet activated for basic subscriber service to each police station, fire station, public school, public library and the City office. If it is necessary to extend Grantee's trunk or feeder lines more than two hundred (200) feet solely to provide service to any such school or public building, the City or the building owner or occupants shall have the option of either paying Grantee's direct costs for line extensions in excess of two hundred (200) feet or releasing the Grantee from the obligation to provide service to such building. Furthermore, Grantee shall be permitted to recover the direct cost of installing cable service, when requested to do so, in order to provide: a) more than one outlet, b) inside wiring, or c) a service outlet requiring more than two hundred (200) feet of drop cable to any public building.

12       SYSTEM IMPROVEMENTS

         12.1     SYSTEM UPGRADE

         Grantee agrees to upgrade the existing Litchfield cable TV system on or before January 1, 2001. The upgraded system will be constructed so as to provide the capability of passing a minimum of 83 channels on an analog and/or digital basis through its trunk and feeder lines.

         12.2     PEG ACCESS

                  12.2(a) Within ninety (90) days of completion of the upgrade, Enstar Cable agrees to provide and maintain one Access channel on its cable system for exclusive Governmental and/or Educational use.

                  12.2(b) Within ninety (90) days of completion of the upgrade, Enstar Cable agrees to provide an audio/visual return path from the studio located at 1700 North State Street which will allow the City to cablecast live or taped programming on the Access channel to all subscribers via the subscriber network.

                  12.2(c) Enstar agrees to provide to the City two annual PEG access support payments of $6,000 each, for a total support payment of $12,000 over the life of this Agreement. The support payments shall be due upon the first and second year anniversaries of this Agreement. Grantee shall have the right to collect the two $6,000 payments from its subscribers on a monthly pro rata, per subscriber basis, and to identify the amount it collects on behalf of the City as a line item pass-through on subscriber's billing statements. No additional payment will be due during the term of this Agreement.

                  12.2(d) Grantee may pass through to subscribers, in their monthly billing statements, the direct and indirect costs of satisfying the above franchise requirements that are required by the franchising authority to sub public, educational, and governmental


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                  access channels as allowed by federal law. Such costs may
                  include the per channel cost of providing PEG access channels, PEG access programming, and a reasonable allocation for general and administrative overhead.

         12.3     PROGRAMMING

         Upon completion of the rebuild Enstar Cable agrees to provide additional programming options. Enstar Cable agrees to meet with the City on a periodic basis for the purpose of receiving input into the determination of specific programming choices. Programming decisions may be based on the following determining factors: program availability, signal strength, community needs, and economic viability. Grantee specifically agrees to consider the following new programming additions upon completion of the rebuild: University of Illinois sporting events and Pay-Per-View movie & special event options.

13       INSURANCE

Within ninety (90) days following the grant of a franchise the Grantee shall obtain the following insurance policies:

         13.1 A general comprehensive liability policy indemnifying, defending and saving harmless the City, its officers, boards, commissions, agents or employees from any and all claims by any person whatsoever on account of injury to or death of a person or persons occasioned by the operations of the Grantee under the franchise herein granted, or alleged to have been so caused or occurred, with a minimum liability of One Million Dollars ($1,000,000) per personal injury, death of any one person or damage to property and Two Million Dollars ($2,000,000) for personal injury, death of any two or more persons in any one occurrence or damage to property.

         13.2 All insurance policies called for herein shall be in a form satisfactory to the City and shall require thirty (30) days written notice of any cancellation to both the City and the Grantee. The Grantee shall, in the event of any such cancellation notice, obtain, pay all premiums for, and file with the City , written evidence of the issuance of replacement policies within thirty (30) days following receipt by the City or the Grantee of any notice of cancellation. In recognition of the foregoing each party agrees to cause their respective insurance carriers to waive any rights of subrogation.

14       INDEMNIFICATION

The Grantee, by its acceptance of a franchise granted pursuant to this Ordinance, shall indemnify and hold harmless the City, its officials, boards, commissions and employees against any and all claims, suits, causes of action, proceedings, and judgments for damage arising out of the award of a franchise to the Grantee and its operation of the cable television system under the franchise, such indemnification shall include any related attorney fees. These damages shall include, but not be limited to, penalties arising out of copyright infringements and damages arising out of any failure by Grantee to secure consents from the owners, authorized distributors or licensees of programs to be

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Page 10
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delivered by the Grantee's cable television system whether or not any act or omission complained of is authorized, allowed, or prohibited by the franchise.

15       FRANCHISE VIOLATIONS: PROCEDURES, NOTICE, AND CURE

Before exercising any right of redress available to it under the terms of this Ordinance, including determination of any penalty assessable under applicable law, the City shall follow the procedures set forth in this Section.

         15.1 The City shall notify Grantee in writing, by Certified Mail, of any alleged violation, ("Violation Notice") which notice shall include a detailed description of any alleged violation and a request for cure of such violation.

         15.2 Except in the case of a safety hazard posing an imminent danger to public health and safety, Grantee shall have thirty (30) days from the date of receipt of such notice to respond in writing, indicating: (1) that Grantee has cured the alleged violation, providing reasonable documentation demonstrating that the alleged violation has been cured; (2) that Grantee has commenced or will commence actions to cure the alleged violation, but that the alleged violation cannot reasonably be cured immediately, describing the steps taken to be taken to cure the alleged violation; or (3) that grantee disagrees with the allegation that a violation has occurred and contests the Violation Notice, stating the reasons therefor. Pending the completion of an administrative hearing which may be held, the City shall not impose penalties upon Grantee.

         15.3 Upon receipt of Grantees response to the Violation Notice, the City may either accept Grantee's explanation and/or proposed cure, or if it believes that the violation will not be cured within a reasonable period of time, the City may schedule an administrative hearing, affording Grantee due process, and an opportunity to present evidence. Grantee shall be given at least thirty (30) days written notice of such a hearing.

         15.4 Within thirty (30) days of an administrative hearing, the City shall issue a written report stating its findings and the reasons therefor. The City may determine (a) that the alleged violation has been corrected, or is in the process of being corrected by Grantee, and that no further action is required; (b) that an extension of the time or other appropriate relief should be granted until the cure can be completed; (c) that the problem is beyond Grantee's direct control and that Grantee is not at fault; or (c) that Grantee has violated one or more provisions of its franchise and that appropriate action should be taken by the City.

         15.5 In case of an alleged violation(s) of applicable system technical standards, construction standards, or safety codes, if the alleged violation does not pose a substantial and immediate safety hazard, Grantee shall be allowed a reasonable and sufficient time to complete any required corrections or repairs to the system. So long as Grantee demonstrates that it is working diligently and in good faith to correct any

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
         alleged technical violations, the City shall not assess penalties against the Grantee. A "substantial and immediate safety hazard" shall be defined as one posing an imminent likelihood of causing significant bodily injury if not repaired immediately. Grantee shall not be penalized for other minor violations of the Franchise or applicable codes, so long as Grantee makes its best efforts to correct any problem or violation within a reasonable period of time of the discovery of alleged violation.

         15.6 Nothing in this section shall be construed to restrict Grantee's right to appeal the City's actions to a court of competent jurisdiction.

16       FRANCHISE TERMINATION AND CONTINUITY OF SERVICE

         16.1 In the event of a formal denial of renewal or revocation of a franchise, which denial or revocation is upheld by final judicial adjudication of any appeal(s) which may be filed, the Grantee shall be have a period of one (1) year from such final adjudication within which to transfer or convey the assets of the cable system to another owner. Approval of such proposed transfer or assignment shall not be unreasonably withheld by the City.

         16.2 In the event the franchise term expires prior to formal action being taken by the City either to renew the franchise or deny renewal, the term of this franchise shall automatically be extended until such time as formal action to renew or deny renewal is taken by the City. The renewal procedures and criteria contained in Section 626(c) of the Cable Communications Policy Act of 1984, as amended, shall be followed by the City and the Grantee.

17       FORCE MAJEUR

In the event the Grantee is prevented or delayed in the performance of any of its obligations under this Ordinance by reason of flood, fires, hurricanes, tornadoes, earthquakes or other acts of God, unavoidable casualty, insurrections, war, riot, sabotage, unavailability of materials or supplies, vandalism, strikes, boycotts, lockouts, labor disputes, shortage of labor, unusually severe weather conditions, acts or omissions or delays by utility companies upon whom Grantee is dependent for pole attachments or easement use, Grantee is unable to obtain necessary financing or any other event which is beyond the reasonable control of the Grantee, the Grantee shall have a reasonable time under the circumstances to perform its obligations under this Ordinance or to procure a reasonable and comparable substitute for such obligations. Under such circumstances the Grantee shall not be held in default or noncompliance with the provisions of the Ordinance nor shall it suffer any penalty relating thereto.

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
18       GRANT OF ADDITIONAL FRANCHISE AND COMPETING SERVICE PROVIDERS

         18.1     APPLICATION PROCEDURES

                  18.1(a) An application for a new cable television franchise shall be submitted to the City in a form specified by or acceptable to the City, and in accordance with procedures and schedules established by the City. The City may request such facts and information as it deems appropriate.

                  18.1(b) Upon request, any applicant shall furnish to the City a map of suitable scale, showing all roads and public buildings, which indicates the areas to be served and the proposed dates of commencement of service for each area. The proposed service area shall be subject to approval by the City. If approved, the service area shall be incorporated into any franchise granted pursuant to this Ordinance. If no service area is specifically delineated in a franchise, it shall be considered to be coterminous with the boundaries of the City.

                  18.1(c) After receiving an application for a franchise, the City shall examine the legal, financial, technical and character qualifications of the applicant. The City may grant one or more non-exclusive franchises creating a right to construct and operate a cable television system within the public ways of the City, subject to the provisions of this Section.

                  18.1(d) In the event an application is filed proposing to serve a franchise area which overlaps, in whole or in part, an existing Grantee's franchise area, a copy of such application shall be served upon any existing Grantee by the City by registered or certified mail. Such notice shall be considered a condition precedent to consideration of the application for a franchise by the City.

         18.2     COMPETING SERVICE PROVIDERS

                  18.2(a) Any franchise granted by the City shall be non-exclusive. However, nothing in this ordinance shall be construed to require it to grant more than one franchise if the City determines, that granting additional franchises would be detrimental to the public interest.

                  18.2(b) In the event a competing service provider commences operation of a communications facility which offers services similar to those offered by Grantee, the City shall not require Grantee to operate under terms or conditions otherwise required by this Ordinance which are either less favorable or more burdensome than those under which the competing service provider must operate. Any franchise which may be granted by the City to a competing service provider shall require the new Grantee to

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
                  provide cable service to the entire franchise area then served by the existing Grantee. An existing Grantee may, at its discretion, comply with the most favorable terms contained in any subsequent franchise granted by the City.

         18.3     PERMITS FOR NON-FRANCHISED ENTITIES

         The City may issue a license, easement or other permit to a person other than the Grantee to permit that person to traverse any portion of the Grantee's franchise area within the City in order to provide service outside, but not within the City. Such license or easement, absent a grant of a franchise in accordance with this Ordinance, shall not authorize nor permit said person to provide cable television service of any type to any home or place of business within the City nor render any other service within the City.

19       TRANSFER OR ASSIGNMENT OF FRANCHISE

         19.1 A Grantee may transfer or assign its franchise to another entity (the "Assignee") upon thirty (30) days notice to the City. The Grantee shall provide to the City a reasonable showing that the proposed Assignee or Transferee possesses the technical and financial qualifications to operate the cable TV system properly. The proposed Transferee or Assignee shall provide the City with a written statement that it agrees to comply with all material terms of the franchise to be transferred. The City shall not unreasonably delay or deny the assignment or transfer of a franchise. The reasonableness of the City's actions shall be subject to judicial review by a court of appropriate jurisdiction. The proposed transfer or assignment shall be deemed approved if no action is taken by the City within sixty (60) days of the written request for transfer by the Grantee.

         19.2 The Grantee may secure financing or an indebtedness by trust, mortgage, or other instrument of hypothecation of the franchise, in whole or in part, without requiring the consent of the City. Consent shall not be required to assign a franchise from one business entity to another which is operated or managed by the Grantee or any affiliated entity. In addition, so long as the manager and/or general partner of the Grantee remains the same, consent shall not be required to transfer the interests of any limited partner of the Grantee, who has no day to day operational control of the Grantee or the system.

         19.3 A Grantee may transfer or assign its franchise to an affiliated entity upon thirty (30) days notice to the City. Consent of the City shall not be required for such an assignment, provided that;
         a) the City is provided with a reasonable showing that the proposed Assignee possesses the technical and financial qualifications to operate the cable TV system and, b) that the Assignee agrees to comply with the terms of this Ordinance.

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
20       COMPLIANCE WITH STATE AND FEDERAL LAW

The Grantee and the City shall at all times comply with all applicable State and Federal laws and the applicable rules and regulations of administrative agencies. If the Federal Communications Commission (FCC) or any other federal or state governmental body or agency enacts any law or regulation or exercises any paramount jurisdiction over the subject matter of this Ordinance or any franchise granted hereunder, the jurisdiction of the City shall cease and no longer exist to the extent such superseding jurisdiction shall preempt or preclude the exercise of like jurisdiction by the City. The City and the Grantee reserve all rights they each may possess under law, unless expressly waived herein.

21       NOTICE TO GRANTEE

Except as otherwise provided in this Ordinance, the City shall not meet to take any action involving the Grantee's franchise unless the City has notified the Grantee by certified mail at least thirty (30) days prior to such meeting, as to its time, place and purpose. The notice provided for in this section shall be in addition to, and not in lieu of, any other notice to the Grantee provided for in this Ordinance. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if mailed by certified mail return receipt requested, addressed to the Grantee's corporate office as follows:

Enstar Income Program II-1
C/o Charter Communications
12444 Powerscourt Dr. Suite 100
St. Louis, Missouri 63131
          Attn: Celeste Vossmeyer

22       STREET OCCUPANCY

         22.1 Grantee shall utilize existing poles, conduits and other facilities whenever possible, but may construct or install new, different, or additional poles, conduits, or other facilities whether on the public way or on privately-owned property with the written approval of the appropriate government authority, and, if necessary the property owner. Such approval shall not be unreasonably withheld by the governmental agency.

         22.2 All transmission lines, equipment and structures shall be so installed and located as to cause minimum interference with the rights and appearance and reasonable convenience of property owners who adjoin on any public way and at all times shall be kept and maintained in a safe condition and in good order and repair. The Grantee shall at all times employ reasonable care and shall use commonly accepted methods and devices for preventing failures and accidents which are likely to cause damage, injuries or nuisances to the public.

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
         22.3 Grantee shall have the authority to trim trees on public property at its own expense as may be necessary to protect its wires and facilities, subject to the direction of the City or other appropriate governmental authority.

         22.4 The Franchisee shall, upon reasonable notice, protect or relocate its cable communications system, or part thereof, from any street, easement or right of way, as reasonably directed by the Municipality. However, Grantee shall only be required to place its wiring underground if all other existing utilities are also required to be placed underground. Unless an emergency situation exists, for the purpose of this section and in order to allow the Franchisee to budget for any required relocation, in the event a public works or public improvement project is pre-planned in the Municipality's prior year budget process, "reasonable notice" will be construed as written notification of no later than October 31 of the prior year, or within 45 days of the conclusion of Municipality's budget process, whichever allows the Municipality more time. The Grantee shall in all cases have the right of abandonment of its property. If public funds are available to any company using such street, easement, or right of way for the purpose of defraying the cost of the foregoing, such funds shall also be made available to the Grantee.

23       ACCESS TO PUBLIC AND PRIVATE PROPERTY

         23.1 Grantee shall have the right to enter and have access to the property and premises of the City or that of any subscriber for purposes of installing cable TV service or recovering and removing Grantee's property and equipment when a subscriber's service is terminated and a subscriber refuses to return such equipment to the Grantee.

         23.2 The City shall not permit any person who owns or controls a residential multiple unit dwelling, trailer park, condominium, apartment complex, subdivision or other property to interfere with the right of any tenant, resident or lawful occupant thereof to receive cable installation, service or maintenance from Grantee, except as federal or state law shall otherwise require.

         23.3 Upon request by Grantee, the City shall promptly exercise any rights it may have to permit or enable Grantee to obtain or utilize easements with respect to any residential multiple unit dwelling, trailer park, condominium, apartment complex, subdivision or other property as required to facilitate Grantee's use thereof for purposes of providing system service to the tenants, residents or lawful occupants thereof. In any such proceeding, the restitution to the Owner for the amount of space utilized by the system, considering the enhanced value to the premises resulting from the installation of cable television facilities, shall be a one-time charge of $1.00 per dwelling unit.

24       NONDISCRIMINATION IN EMPLOYMENT

The Grantee shall neither refuse to hire nor discharge from employment nor discriminate against any person in compensation, terms, conditions, or privileges of employment because of age, sex, race,

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
color, creed, or national origin. The Grantee shall insure that employees are treated without regard to their age, sex, race, color, creed or national origin.

25       GRANTEE MAY ISSUE RULES

The Grantee shall have the authority to issue such rules, regulations, terms and conditions of its business as shall be reasonably necessary to enable it to exercise its rights and perform its services under this Ordinance and the Rules of the FCC, and to assure uninterrupted service to each and all of its subscribers. Such rules and regulations shall not be deemed to have the force of law.

26       SEVERABILITY OF ORDINANCE PROVISIONS

If any section of this Ordinance or the franchise, or any portion thereof, is held invalid or unconstitutional by any court of competent jurisdiction or administrative agency, such decision shall not affect the validity of the remaining portions of the Ordinance or franchise.

27       EFFECTIVE DATE

This ordinance shall become effective upon the date of its adoption by the City. Any failure by the City to follow proper procedures under state or local law in adopting this Ordinance or granting a franchise shall not abrogate the rights or obligations of either the Grantee or the City under this Ordinance. If, following adoption of this Ordinance it is subsequently determined that proper legal procedures have not been followed by the City, it shall be the responsibility of the City to rectify any procedural defects and ratify the terms of this Ordinance.

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
PASSED AND APPROVED by the City Council of Litchfield this 10th day of February 2000.

BY:     /s/ [SIG]
        --------------------------------------------
Title:

ATTEST: /s/ [SIG]
        --------------------------------------------
Title:  City Clerk

ACCEPTED BY Enstar Income Program II-1.

BY:     /s/ [SIG]
        --------------------------------------------
Title:  Sr. V.P. Operations Central Region

ATTEST: /s/ Deanne Porter
        --------------------------------------------
Title:  Executive Assistant






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